UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2022

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	001-38964	93-1151989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2765 N.W. Nicolai Street Portland, Oregon		97210-1818
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 227-7908

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – no par value	SMIT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on June 2, 2022, Schmitt Industries, Inc. (“Schmitt” or the “Company”) entered into a Real Estate Purchase and Sale Agreement (“Sale Agreement”), whereby Tofte Farms, LLC (“Tofte”) agreed to purchase the 2765 NW Nicolai Street, Portland, Oregon property (the “Property”) of Schmitt for a purchase price of $3,500,000. On July 15, 2022, Schmitt completed the sale of the Property to Tofte for $3,500,000.

The foregoing description of the Sale Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Sale Agreement, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed with Securities and Exchange Commission on June 7, 2022, incorporated by reference herein.

Item 8.01	Other Events.

On July 18, 2022, Schmitt issued a press release in connection with the foregoing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma balance sheet of Schmitt, giving effect to the sale of the Property, as of February 28, 2022 and for the nine months then ended is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

(d) Exhibits

Exhibit	Description

99.1	Press release entitled “Schmitt Industries Closes Sale Agreement for Nicolai Street Property”

99.2	Unaudited Pro Forma Financial Information

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

July 21, 2022	By:	/s/ Michael R. Zapata
Name: Michael R. Zapata
Title: Chief Executive Officer and President